For Immediate Release
Contact:
Daniel Culver
FONAR Corporation
Tel: 631-694-2929
Fax: 631-390-1709
http://www.fonar.com
investor@fonar.com

FONAR Announces Financial Results for Fiscal 2010

MELVILLE, NEW YORK, October 13, 2010 - FONAR Corporation (NASDAQ-FONR), The Inventor of MR Scanning(TM), today announced its financial results for the fiscal year ending June 30, 2010. Total revenues were $31.8 million for the fiscal year ended June 30, 2010 as compared to $39.7 million for fiscal 2009. The net loss for the fiscal year ended June 30, 2010, was $3.0 million, as compared to a net income of $1.1 million for fiscal 2009. The net loss per share (basic and diluted) for the fiscal year ended June 30, 2010 was $0.61, as compared to a net income per share (basic and diluted) of $0.21 for the fiscal year ended June 30, 2009.

Revenues from the management of the UPRIGHT(R) Multi-Position(TM) MRI Centers was at $11.1 million for the year ended June 30, 2010 as compared to $10.3 million one year earlier.

Revenues from UPRIGHT(R) MRI service and repair fees increased to $11.1 million for the fiscal year ended June 30, 2010 as compared to $10.5 million one year earlier.

Revenues from product sales of the FONAR UPRIGHT(R) Multi-Position(TM) MRI scanners were $9.1 million in the fiscal year ended June 30, 2010, as compared to $17.2 million in the fiscal year ended June 30, 2009. On June 30, 2010 there were 143 FONAR UPRIGHT(R) Multi- Position(TM) MRI scanners installed in the United States and around the world.

"Total costs and expenses related to operations decreased 15%, from $40.4 million in the fiscal year ended June 30, 2009, to $34.4 million in the fiscal year ended June 30, 2010," said Raymond Damadian, M.D., Chairman and President of Fonar Corporation. "The Company has taken strenuous steps to controlling costs while continuing to run its business including producing the FONAR UPRIGHT(R) Multi-Position(TM) MRI scanner. These cost cutting programs were first begun over two years ago."

At June 30, 2010, total assets were $21.6 million, total current assets were $14.7 million, total current liabilities were $24.7 million, total stockholders' deficiency was $5.8 million and total long-term liabilities were $2.7 million. Total cash and marketable securities were $1.3 million. The backlog for MRI product was $14.9 million.

Dr. Damadian remarked, "FONAR has been faced with an ongoing recession and uncertainty with regard to reimbursement and health care reform. Perhaps most significant is the prevention of FONAR customers to obtain credit in this difficult banking environment. Subsequently, FONAR has had to make a massive amount of cost cuts. Reductions have been made in many categories most significantly in research and development (R&D), and selling, general and administrative (S, G & A) areas. Overall, R&D and S, G &A expenses were reduced over 15% to $14.4 million for the fiscal year ending June 30, 2010 as compared to $17.0 million during the fiscal year ending at June 30, 2009."

Dr. Damadian said, "FONAR's prospects have much improved since our nation's financial difficulties last year and our customers' uncertainties regarding the Deficit Reduction Act (DRA) have eased. Over the past few years, the medical evidence continues to grow indicating that the FONAR UPRIGHT(R) Multi-Position(TM) MRI is the best MRI for diagnosing spinal problems such as low back pain or motor vehicle whiplash injuries of the neck as well as symptoms in other weight-bearing structures of the human body (e.g. knee, hip, ankle, foot, shoulder, etc.). So as pent-up demand for MRI scanners surfaces, we look forward to rising sales."

Fiscal Year Highlights

Dr. Damadian said, "Many of the 2010 fiscal year highlights included UPRIGHT(R) MRI installations, an important journal research paper and significant increases in the patient scan totals among the 9 UPRIGHT(R) Multi-Position(TM) (STAND-UP(R) MRI) imaging centers managed by FONAR's subsidiary Health Management Corporation of America (HMCA). In fact for fiscal 2010, the scanning centers are now performing collectively approximately 300 scans per month at each of the nine centers, a 16% increase over that of the previous year."

The July 2010 issue of the medical journal "Brain Injury" (www.fonar.com/news/072110.htm) published a very significant study of 1200 neck pain patients comparing the FONAR UPRIGHT(R) Multi- Position(TM) MRI to a conventional recumbent MRI and the ability to diagnose whiplash trauma from a motor vehicle accident. The 1200 neck pain patients were divided into 4 groups, consisting of 2 control neck pain groups that did not experience whiplash trauma and 2 neck pain groups that did. The radiologists who read the study images were blinded as to which images were the patient images and which were the control images. The patients were examined in both the upright and recumbent positions. The recumbent MRI images were obtained in a conventional recumbent MRI and the upright images were obtained in the FONAR UPRIGHT(R) MRI. The "Brain Injury" study showed that the fallen cerebellar tonsils (CTE) caused by motor vehicle whiplash injuries were being missed 60% of the time where the patient was scanned recumbent-only in a conventional "lie-down MRI" and not scanned upright. As a result of this study, the medical evidence indicated that the fallen cerebellar tonsils of a whiplash injury patient can now be reliably visualized by using the FONAR UPRIGHT(R) Multi-Position(TM) MRI. In fact a customer who recently purchased the FONAR UPRIGHT(R) MRI said that `From our point of view, here in Germany, the newly published 1200 patient study in "Brain Injury" sets a "new standard of care" for whiplash injury patients.' (www.fonar.com/news/080310.htm)

During the fiscal year ended June 30, 2010, FONAR added to its world-wide installed base of FONAR UPRIGHT(R) Multi-Position(TM) MRIs. Among them was an installation at Hospital ZorgSaam Zeeuws-Vlaanderen, Terneuzen, The Netherlands. This 340-bed hospital performs a significant amount of orthopedic and spine surgery. In addition, it is one of the biggest centers in The Netherlands for the treatment of bariatric patients. The UPRIGHT(R) MRI was sold by Tecserena GmbH, FONAR's European distributor since 2006. At the time of the sale, radiologists at Hospital ZorgSaam Zeeuws-Vlaanderen said they sought the advanced technology provided by the FONAR UPRIGHT(R) Multi-Position(TM) MRI to increase the diagnostic precision of the images of weight-bearing anatomy, establishing for their hospital a new standard of excellence throughout Europe for orthopedic surgical outcomes.

The year was also a big year for North Carolina installations. Prior to this year there were no FONAR UPRIGHT(R) Multi-Position(TM) MRIs in the state. This year UPRIGHT(R) MRIs were installed in Charlotte and Durham. Introducing the FONAR UPRIGHT(R) Multi- Position(TM) MRI in North Carolina was a lengthy process as that state has certificate of need laws designed to limit the number of advanced medical equipment units entering the state.

Pocatella, Idaho, Las Vegas, Nevada, and Duluth, Minnesota were also recipients of the UPRIGHT(R) MRI scanner. For Minnesota, this is the third scanner purchased by the Center for Diagnostic Imaging (CDI), one of the nation's premier diagnostic center businesses. In addition, as the fiscal year ended, installation of the first UPRIGHT(R) MRI scanner in Africa was nearing completion.

Dr. Damadian said, "We are delighted with the results of our efforts on `selling scans' at the nine UPRIGHT(R) Multi-Position(TM) MRI, aka STAND-UP(R) MRI, managed sites. Currently, the Company manages nine STAND-UP(R) MRIs and an earlier model FONAR QUAD(TM) MRI through its wholly-owned subsidiary, HMCA
(Health Management Corporation of America; www.hmca.com). The centers' performance improved steadily monthly. In fact, the nine STAND-UP(R) MRIs performed a record 3,183 scans during the month of March, 2010, an average of 354 per scanner. This is a 35% increase as compared to 2,354 scans done during the month of March 2009, one year earlier."

"We are delighted with the response of referring physicians to the STAND- UP(R) MRI. It is becoming increasingly obvious to referring physicians that scanning patients without the force of gravity, which is the case with all single-position, recumbent-only MRI scanners, results in missed, critical pathology," said Dr. Damadian. "These physicians are now referring their patients to the scanner and experiencing more accurate diagnoses and better outcomes for their patients as a result of scanning them upright and fully weight-bearing in the exact position that generates their symptoms, which the FONAR UPRIGHT(R) Multi-Position(TM) MRI makes possible. Additionally, patients themselves appreciate the spacious, non-claustrophobic process of being seated comfortably while watching television throughout their scan. Mothers can enter the scanner with their infant on their laps. The infant watching his favorite television cartoon throughout the scan, remains motionless thereby avoiding the need for anesthesia which currently is required for scanning the vast majority of children under the age of seven when they are scanned in a conventional lie-down MRI."

Matters concerning holders of FONAR Corporation stock certificates

Recently, many of our shareholders have received letters from CST (Computer Share Trust), www.computershare.com, telephone 800-962-4284. It is very important for investors to respond to these letters or else risk of being subject to state escheatment laws. Essentially, shareholders holding older, pre-reverse stock-split certificates must exchange their old certificates for new ones.

In addition, investors may have changed addresses or appeared to have abandoned their stock. If this could possibly be you, we urge you to contact CST to update your information.

Again please call CST at 800-962-4284. For more information on FONAR stock please visit: www.fonar.com/invest_faq.htm

                                       #

For investor and other information visit: www.fonar.com.

UPRIGHT(R) and STAND-UP(R) are registered trademarks and The Inventor of MR Scanning(TM), Full Range of Motion(TM), pMRI(TM), Dynamic(TM), Multi-Position(TM), True Flow(TM), The Proof is in the Picture(TM), Spondylography(TM) Spondylometry(TM) and Upright Radiology(TM) are trademarks of FONAR Corporation.

This release may include forward-looking statements from the company that may or may not materialize. Additional information on factors that could potentially affect the company's financial results may be found in the company's filings with the Securities and Exchange Commission.

                                     ###

                       FONAR CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                     ------


                                                              June 30,
                                                     --------------------------
                                                         2010           2009
                                                     ------------  ------------
Current Assets:
  Cash and cash equivalents                          $  1,299,493  $  1,225,619
  Marketable securities                                    27,613        22,652
  Accounts receivable - net of allowances for
    Doubtful accounts of $2,289,049 and $2,393,326
    at June 30, 2010 and 2009, respectively             4,820,541     5,391,822
  Medical receivables - net of allowances for
    Doubtful accounts of $1,622,000 and $1,343,500
    at June 30, 2010 and 2009, respectively                25,225       374,225
  Management fee receivable - net of allowances for
    Doubtful accounts of $5,808,345 and $5,093,345
    at June 30, 2010 and 2009, respectively             2,568,526     3,273,756
  Management fee receivable - related medical
    Practices - net of allowances for doubtful
    Accounts of $1,129,818 and $1,094,818 at
    June 30, 2010 and 2009, respectively                1,921,983     2,196,580
  Costs and estimated earnings in excess of
    billings on uncompleted contracts                     277,384     1,475,706
  Inventories                                           2,826,211     3,172,397
  Current portion of advances and notes to related
    medical practices                                      83,423       164,611
  Current portion of note receivable - net of
    allowances for doubtful accounts of $115,000
    and $65,000 at June 30, 2010 and at
    June 30, 2009, respectively                           271,796       517,934
  Prepaid expenses and other current assets               552,800       472,397
                                                      -----------   -----------
      Total Current Assets                             14,674,995    18,287,699

Property and Equipment - Net                            2,108,556     2,892,380

Advances and Notes to Related Medical Practices -
  net of allowances for doubtful accounts of
  $264,791 at June 30, 2010 and at June 30, 2009            -            89,032

Notes Receivable                                             -        1,778,626

Other Intangible Assets - Net                           4,291,419     4,920,241

Other Assets                                              553,875       391,237
                                                     ------------  ------------
      Total Assets                                   $ 21,628,845  $ 28,359,215
                                                     ============  ============

                       FONAR CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                   LIABILITIES
                                   -----------


                                                              June 30,
                                                     --------------------------
                                                         2010           2009
                                                     ------------  ------------
Current Liabilities:
  Current portion of long-term debt and capital
    Leases                                           $    579,436  $    277,494
  Current portion of long-term debt - related party        87,835        79,509
  Accounts payable                                      3,191,960     3,518,609
  Other current liabilities                             8,065,069     8,460,042
  Unearned revenue on service contracts                 5,219,547     5,526,006
  Customer advances                                     4,813,327     9,237,921
  Billings in excess of costs and estimated
    earnings on uncompleted contracts                   2,743,398     2,026,441

                                                     ------------  ------------
      Total Current Liabilities                        24,700,572    29,126,022
                                                     ------------  ------------
Long-Term Liabilities:
  Accounts payable                                         62,622       184,168
  Due to related medical practices                        527,891       643,135
  Long-term debt and capital leases, less
    current portion                                     1,566,622       759,211
  Long-term debt, less current
    portion - related party                                72,341       160,176
  Other liabilities                                       474,763       427,365
                                                     ------------  ------------
      Total Long-Term Liabilities                       2,704,239     2,174,055
                                                     ------------  ------------
      Total Liabilities                                27,404,811    31,300,077
                                                     ------------  ------------
Commitments, Contingencies and Other Matters

                       FONAR CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                            STOCKHOLDERS' DEFICIENCY
                            ------------------------


                                                              June 30,
                                                     --------------------------
                                                         2010           2009
                                                     ------------  ------------
Stockholders' Deficiency:
  Class A non-voting preferred stock - $.0001
    par value; authorized - 1,600,000 shares;
    issued and outstanding - 313,451 shares
    at June 30, 2010 and 2009                        $         31  $         31
  Preferred stock - $.001 par value;
    authorized - 2,000,000 shares; issued
    and outstanding - none                                   -             -
  Common stock - $.0001 par value; authorized -
    30,000,000 shares at
    June 30, 2010 and 2009, respectively;
    issued - 4,985,850 and 4,917,918 shares
    at June 30, 2010 and 2009, respectively;
    outstanding - 4,974,207 and 4,906,275
    shares at June 30, 2010 and 2009, respectively            497           491
  Class B common stock (10 votes per share) -
    $.0001 par value; authorized - 800,000
    shares; issued and outstanding - 158 shares
    at June 30, 2010 and 2009                              -             -
  Class C common stock (25 votes per share) -
    $.0001 par value; authorized - 2,000,000
    shares; issued and outstanding - 382,513
    shares at June 30, 2010 and 2009                           38            38
  Paid-in capital in excess of par value              172,379,863   172,280,600
  Accumulated other comprehensive loss                    (18,489)
(20,995)
  Accumulated deficit                                (177,271,349)
(174,258,607)
  Notes receivable from employee stockholders            (191,167)
(267,030)
  Treasury stock, at cost - 11,643 shares
    of common stock at June 30, 2010 and 2009            (675,390)
(675,390)
                                                     ------------  ------------
      Total Stockholders' Deficiency                   (5,775,966)
(2,940,862)
                                                    ------------  ------------
      Total Liabilities and Stockholders'
        Deficiency                                   $ 21,628,845  $ 28,359,215
                                                     ============  ============

                       FONAR CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    For the Years Ended June
30,
                                                    ---------------------------
                                                         2010           2009
                                                    ------------   ------------
Revenues
  Product sales - net                               $  9,056,307   $ 17,175,417
  Service and repair fees - net                       10,864,927     10,345,091
  Service and repair fees - related parties - net        220,000        192,500
  Management and other fees                            7,302,216      7,342,614
  Management and other fees - related
    medical practices - net                            3,786,612      2,911,318
  License fees and royalties                             585,493      1,755,493
                                                    ------------   ------------
      Total Revenues - Net                            31,815,555     39,722,433
                                                    ------------   ------------
Costs and Expenses
  Costs related to product sales                       7,248,756     10,758,201
  Costs related to service and repair fees             3,026,598      3,992,557
  Costs related to service and repair fees
    - related parties                                     61,284         74,293
  Costs related to management and other fees           5,320,756      4,507,587
  Costs related to management and other fees
    - related medical practices                        2,962,826      2,790,745
  Research and development                             2,458,342      3,593,470
  Selling, general and administrative,
    inclusive of compensatory element of
    stock issuances of $99,269 and $4,061
    for the years ended June 30,
    2010 and 2009, respectively                       11,939,223     13,423,066
  Provision for bad debts                              1,378,500      1,286,451
                                                    ------------   ------------
      Total Costs and Expenses                        34,396,285     40,426,370
                                                    ------------   ------------
      Loss from Operations                            (2,580,730)
(703,937)

Other Income and (Expenses):
  Interest expense                                      (313,416)
(333,229)
  Interest expense - related parties                     (74,486)         -
  Investment income                                      249,290        325,688
  Interest income - related parties                       10,926         20,818
  Other income - net                                      45,674        399,662
  Loss on note receivable                               (350,000)         -
  Gain on sale of consolidated subsidiary                  -          1,448,196
                                                    ------------   ------------
      (Loss) Income Before Provision For
          Income Taxes                                (3,012,742)     1,157,198

Provision for Income Taxes                                 -             35,931
                                                    ------------   ------------
       Net (Loss) Income                            $ (3,012,742)  $  1,121,267
                                                    ============   ============